UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2017

WESTERN NEW ENGLAND BANCORP, INC.

(Exact name of registrant as specified in its charter)

Massachusetts (State or other jurisdiction of incorporation or organization)	001-16767 (Commission File Number)	73-1627673 (I.R.S. Employer Identification No.)

141 Elm Street

Westfield, Massachusetts 01085
(Address of principal executive offices, zip code)

Registrant's telephone number, including area code: (413) 568-1911

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

On June 27, 2017, Christos A. Tapases, a member of the Board of Directors (the “Board”) of Western New England Bancorp, Inc. (the “Company”) and Westfield Bank (the “Bank”) since 2013, was named by fellow directors Chairman of the Board of the Company and the Bank, effective as of the Company’s 2018 Annual Meeting of Shareholders (the “2018 Annual Meeting”).

Donald A. Williams has been chairman since 2005 and will retire from the Board at the 2018 Annual Meeting.

Mr. Tapases is a Principal at Corbin & Tapases, P.C., and has been practicing public accounting since 1982. He joined the firm in 1984 after gaining valuable experience with Arthur Andersen & Co. Mr. Tapases has been a certified public accountant since 1987 and is also the Plans and Training Officer for the City of Westfield Emergency Management Agency. Mr. Tapases received a Bachelor of Science in Business Administration from American International College.

A copy of the Company’s press release dated June 30, 2017 announcing the election of Mr. Tapases as Chairman of the Board effective as of the Company’s 2018 Annual Meeting is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release of Western New England Bancorp, Inc. dated June 30, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN NEW ENGLAND BANCORP, INC.

By:	/s/ James C. Hagan
James C. Hagan
President and Chief Executive Officer

Dated: June 30, 2017

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Western New England Bancorp, Inc. dated June 30, 2017.